Registration No.__________

     As filed with the Securities and Exchange Commission on March 24, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             Registration Statement
                                      Under

                           The Securities Act of 1933

                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)


          Virginia                                             54-0493875
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


           9950 Mayland Drive
           Richmond, Virginia                                   23233
(Address of Principal Executive Offices)                     (Zip Code)
                                        ----------

           1997 CIRCUIT CITY STORES, INC. EMPLOYEE STOCK PURCHASE PLAN
                           FOR CARMAX GROUP EMPLOYEES,
               AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 15, 2000
                            (Full title of the plan)

                    Richard L. Sharp, Chief Executive Officer
                            and Chairman of the Board
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)



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
CALCULATION OF REGISTRATION FEE:

Title of             Amount to be     Proposed         Proposed            Amount of
Securities to be     Registered (1)   Maximum          Maximum             Registration Fee
Registered                            Offering Price   Aggregate Offering
                                      Per Share (2)    Price (2)

Circuit City         1,000,000        $2.2188          $2,218,800          $585.76
Stores, Inc.--
Carmax Group
Common Stock,
Par Value $.50,
With Attached
Rights to
Purchase
Preferred Stock,
Series F, Par
Value $20.00 (1)


(1) The Rights to Purchase Series F Preferred Stock will be attached to and trade with shares of CarMax Group Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the CarMax Group Common Stock reported in the consolidated reporting system on March 21, 2000.

         The Securities covered by this Registration Statement will be sold to employees of the Company and its subsidiaries from time to time under the 1997 Circuit City Stores, Inc. Employee Stock Purchase Plan for CarMax Group Employees, as amended and restated.


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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     Circuit City Stores, Inc. (the "Company"), hereby incorporates by reference into this Registration Statement the documents listed below:

     (a) the Company's Annual Report on Form 10-K (File No. 1-5767) for the fiscal year ended February 28, 1999, filed with the Commission on May 25, 1999;

     (b) the Company's Current Report on Form 8-K (File No. 1-5767), filed with the Commission on June 17, 1999;

     (c) the Company's Quarterly Report on Form 10-Q (File No. 1-5767) for the quarterly period ended May 31, 1999, filed with the Commission on July 15, 1999, as amended by the Company's Amended Quarterly Report on Form 10-Q/A (File No. 1-5767) for the quarterly period ended May 31, 1999, filed with the Commission on July 21, 1999;

     (d) the Company's Quarterly Report on Form 10-Q (File No. 1-5767) for the quarterly period ended August 31, 1999, filed with the Commission on October 15, 1999;

     (e) the Company's Quarterly Report on Form 10-Q (File No. 1-5767) for the quarterly period ended November 30, 1999, filed with the Commission on January 14, 2000;

     (f) the description of the Company's Circuit City Group Common Stock and CarMax Group Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Forms 8-A/A filed with the Commission on January 31, 1997, July 8, 1997, April 28, 1998, and May 7, 1999, and as the same may be further amended after the date hereof (File No. 1-5767); and

     (g) the description of the Rights to Purchase Preferred Stock, Series F, contained in the Registration Statement on Form 8-A filed with the Commission on April 28, 1998, as amended on Form 8-A/A filed with the Commission on May 7, 1999, and as the same may be amended further after the date hereof (File No. 1-5767).

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

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

     The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Amended and Restated Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law. The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 8.  Exhibits.

         See Exhibit Index following signatures.

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i)  To include any prospectus  required by Section 10(a)(3)
                         of  the   Securities   Act  of  1933  as  amended  (the
                         "Securities Act");

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
                    (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by

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
such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on March 24, 2000.

                                          CIRCUIT CITY STORES, INC.
                                          Registrant

                                          By:      _____________________________
                                                   Michael T. Chalifoux
                                                   Executive Vice President,
                                                   Chief Financial Officer and
                                                   Corporate Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                    Date

Richard L. Sharp *
---------------------        Chief Executive Officer and          March 24, 2000
Richard L. Sharp             Chairman of the Board


Alan L. Wurtzel *
---------------------        Vice Chairman of the Board and       March 24, 2000
Alan L. Wurtzel              Director


---------------------        Executive Vice President, Chief      March 24, 2000
Michael T. Chalifoux         Financial Officer, Corporate
                             Secretary and Director

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Richard N. Cooper *
---------------------        Director                             March 24, 2000
Richard N. Cooper

Barbara S. Feigin *
---------------------        Director                             March 24, 2000
Barbara S. Feigin

James F. Hardymon *
---------------------        Director                             March 24, 2000
James F. Hardymon

Robert S. Jepson, Jr. *
---------------------        Director                             March 24, 2000
Robert S. Jepson, Jr.

W. Alan McCollough*          President, Chief Operating           March 24, 2000
---------------------        Officer and Director
W. Alan McCollough

Hugh G. Robinson *
---------------------        Director                             March 24, 2000
Hugh G. Robinson

---------------------        Director                             March 24, 2000
Walter J. Salmon


Mikael Salovaara *
---------------------        Director                             March 24, 2000
Mikael Salovaara

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John W. Snow *
---------------------        Director                             March 24, 2000
John W. Snow

Edward Villanueva *
---------------------        Director                             March 24, 2000
Edward Villanueva

---------------------        Senior Vice President, Treasurer,    March 24, 2000
Philip J. Dunn               Corporate Controller and Chief
                             Accounting Officer


*By:
      --------------------------
      Michael T. Chalifoux
      Attorney-In-Fact

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


                                  EXHIBIT INDEX

Exhibit           Document
Number

4.1 Registrant's Amended and Restated Articles of Incorporation, effective February 3, 1997, filed with the Commission as
                  Exhibit 3(i)(a) to Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended May 31, 1999 (File No. 1-5767), are expressly incorporated herein by this reference.

4.2 Registrant's Articles of Amendment to Registrant's Amended and Restated Articles of Incorporation, effective April 28, 1998, filed with the Commission as Exhibit 3(i)(b) to Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended May 31,1999 (File No. 1-5767), are expressly incorporated herein by this reference.

4.3 Registrant's Articles of Amendment to Registrant's Amended and Restated Articles of Incorporation, effective June 22, 1999, filed with the Commission as Exhibit 3(i)(c) to Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended May 31, 1999 (File No. 1-5767), are expressly incorporated herein by this reference.

4.4 Registrant's Bylaws, as amended and restated February 15, 2000, filed herewith.

4.5 First Amended and Restated Rights Agreement dated as of February 16, 1999, between Registrant and Norwest Bank
                  Minnesota, N.A., as Rights Agent, filed as Exhibit 1 to Registrant's Form 8-A/A filed May 7, 1999 (File No. 1-5767), is expressly incorporated herein by this reference.

5 Opinion and Consent of McGuire, Woods, Battle & Boothe LLP, filed herewith.

23.1              Consent of KPMG LLP, filed herewith.

23.2              Consent of McGuire, Woods,  Battle & Boothe  LLP (included  in
                  Exhibit 5).

24                Powers of Attorney, filed herewith.

99.1 Registrant's 1997 Circuit City Stores, Inc. Employee Stock Purchase Plan for CarMax Group Employees, as amended and restated effective February 15, 2000, filed herewith.

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